                                                                   EXHIBIT 10(a)









                                    AGREEMENT

                                     BETWEEN

                  AMERSHAM INTERNATIONAL PUBLIC LIMITED COMPANY

                                       AND

                    CALBIOCHEM-NOVABIOCHEM INTERNATIONAL INC

DISTRIBUTOR AGREEMENT - AMERSHAM as distributor

THIS AGREEMENT (reference number D3/R951215a) is made the           day of
         1996

BETWEEN

(1) CALBIOCHEM-NOVABIOCHEM INTERNATIONAL INC of 10394 Pacific Center Court, San Diego, CA 92121, USA ("SUPPLIER") and

(2) AMERSHAM INTERNATIONAL public limited company of Amersham Place, Little Chalfont, Buckinghamshire HP7 9NA, England ("Amersham").

WHEREAS

A. SUPPLIER is engaged in the manufacture and sale of products comprising antibodies, DNA probes, assays and biochemicals as more particularly referenced in Schedule 1 hereto or as amended or varied by agreement in writing between the parties from time to time (the "PRODUCTS"); and

B. AMERSHAM desires to market SUPPLIER's PRODUCTS under SUPPLIER's own label and labels of SUPPLIER's affiliated companies; and

C. SUPPLIER is willing to supply AMERSHAM with the PRODUCTS on the terms and conditions hereinafter set out.

IT IS HEREBY AGREED AS FOLLOWS:

1.       APPOINTMENT

         1.1 SUPPLIER appoints AMERSHAM and AMERSHAM accepts the appointment as exclusive distributor of the SUPPLIER's Catalogue of PRODUCTS for resale worldwide either directly by AMERSHAM or through its subsidiaries, distributors, affiliates and/or agents. SUPPLIER has identified at Schedule 2, its current representatives, who have prior to the Effective Date of this Agreement been given rights to SUPPLIER's Catalogue of PRODUCTS. In the event that SUPPLIER needs to replace a representative listed in Schedule 2 for reasons of performance, SUPPLIER will review any replacement candidate with AMERSHAM before such an appointment is made.

         1.2 During the term of this Agreement AMERSHAM shall purchase PRODUCTS exclusively from SUPPLIER and shall not market any identical or substitute products of its own or third party manufacture so long as PRODUCTS are available from SUPPLIER at a price competitive and of equal performance with any such identical or substitute products (provided always that AMERSHAM shall be free to sell any products sold by AMERSHAM prior to the date of this Agreement).

         1.3 The parties intend to negotiate a further agreement whereby AMERSHAM will appoint SUPPLIER distributor of appropriate AMERSHAM products and a further agreement to carry out a joint R&D programme for future products.

         1.4 If AMERSHAM fails to meet the minimum purchases in any year as described in Clause 4 below SUPPLIER shall be entitled by written notice to make AMERSHAM's rights non-exclusive or at its option to terminate this Agreement.

2.       DURATION

         This Agreement shall be deemed to have commenced on the 1st day of January 1996 (the "Effective Date") and shall remain in effect subject to the provisions of Clause 13 for an initial period of three (3) years and thereafter shall continue from year to year provided that either party may terminate this Agreement by giving to the other party not less than six (6) months prior written notice in accordance with Clause 16 such notice not to expire before the end of the aforesaid initial period.

3.       PRODUCTS

         3.1 The PRODUCTS shall be manufactured or sourced by SUPPLIER with all necessary skill and expertise using properly qualified and experienced personnel, so as to accord with the specifications referred to in Schedule 1 attached and the provisions of Clause 10.

         3.2 From time to time the SUPPLIER may have available new products, which will be offered to AMERSHAM upon the same terms and conditions set forth in the Agreement and are hereinafter included in the definition of the PRODUCTS.

         3.3 During the term of the Agreement AMERSHAM may place orders with SUPPLIER for the PRODUCTS and SUPPLIER undertakes to supply AMERSHAM with the PRODUCTS specified in such orders in accordance with the instructions as to place of delivery, quantity and dates contained in the orders. SUPPLIER shall deliver within one (1) month of first order placement and AMERSHAM shall provide monthly a three month rolling forecast. Initial stock order value shall be $25,000.

         3.4      SUPPLIER will use its best endeavours to advise AMERSHAM six
                  (6) months before any product is deleted from the range of PRODUCTS supplied hereunder. The parties will agree a replacement of the deleted product and the time schedule of the deletion.

         3.5 All PRODUCTS purchased under this Agreement shall be subject to AMERSHAM's standard Conditions of Purchase in force at the date of supply insofar as applicable except where such conditions are inconsistent with the express terms of this Agreement. A copy of the current conditions is attached as
                  Schedule 3.

         3.6 In the event that supplies of the PRODUCTS are limited owing to circumstances of force majeure (as defined in Clause 14) SUPPLIER shall supply AMERSHAM from available stocks in the proportion that AMERSHAM's orders bear to total orders received by SUPPLIER for the PRODUCTS.

4.       MINIMUM PURCHASES

         4.1 AMERSHAM shall purchase the following minimum annual value (i.e gross invoice price less credits) of PRODUCTS for each year beginning with the Effective Date.

                  Year 1      $  500,000
                  Year 2      $1,000,000
                  Year 3      $1,500,000

         4.2 If AMERSHAM fails to purchase such minimum in a year, SUPPLIER may at its option by written notice (but within one (1) month of year end):

                  4.2.1 be entitled to have any third party resell the PRODUCTS in the Territory (notwithstanding Clause 1. 1 and Schedule 1); or

                  4.2.2    terminate this Agreement forthwith.

5.       PRICES AND PAYMENT

         5.1 Prices for the PRODUCTS shall be fixed as set out in Schedule 4 for the first 12 (twelve) months from the Effective Date of this Agreement.

         5.2 For subsequent years of the Agreement prices may be changed by agreement between the parties to reflect actual changes in SUPPLIER's costs. In normal circumstances any price change once agreed shall remain fixed for a minimum period of 12 (twelve) months. However in exceptional circumstances where raw material or manufacturing costs have increased or decreased the parties will agree further price changes.

         5.3 Payment will be made by AMERSHAM to SUPPLIER within sixty (60) days of date of invoice which should be sent to AMERSHAM at its registered office.

         5.4 AMERSHAM shall be free to set resale prices for the PRODUCTS in the Territory.

6.       DELIVERY, RISK AND TITLE

         6.1 The point of delivery shall be either Amersham International plc, Amersham Laboratories, Building 29, White Lion Road, Amersham, Buckinghamshire HP7 9LL England or Amersham Life Science, Inc, 2636 South Clearbrook Drive, Arlington Heights, IL 60005, USA, as specified in the order.

         6.2 Unless otherwise agreed in writing, SUPPLIER will deliver the PRODUCTS ordered on the date specified in each order for the PRODUCTS.

         6.3 All shipments to be prepaid with shipping, handling and insurance to be added to SUPPLIER's invoice.

         6.4 Risk and title shall pass to AMERSHAM on delivery CIP at the place specified in Clause 6.1.

7.       PACKAGING

         7.1 SUPPLIER agrees to supply the PRODUCTS in its standard packaging and shall not change such packaging or labelling without giving AMERSHAM at least one (1) months prior written notice.

         7.2 SUPPLIER shall make available to AMERSHAM computer media versions or hard copy of promotional pieces developed to market the Catalogue of PRODUCTS where practicable, in order to assist AMERSHAM in the promotion of sales of PRODUCTS.

8.       TECHNICAL INFORMATION AND KNOW-HOW

         8.1 SUPPLIER will have available to supply to AMERSHAM on request on or before the date hereof and throughout the Agreement sufficient information, know-how and documentation to enable AMERSHAM to sell the PRODUCTS in a proper manner.

         8.2 The information and documentation shall include, but shall not be limited to, the following:

                  8.2.1    quality control of the finished PRODUCTS;

                  8.2.2 information (if any) received by all relevant regulatory authorities.

         8.3 The SUPPLIER will at AMERSHAM's request give all reasonable assistance necessary to obtain any licences required by AMERSHAM with respect to the selling or promotion of the PRODUCTS.

         8.4 The SUPPLIER will at AMERSHAM's request provide all reasonable assistance necessary to answer queries from AMERSHAM's customers regarding quality, handling or technical matters. At AMERSHAM's request a qualified employee of the SUPPLIER may meet with AMERSHAM's representatives to discuss these matters. Reasonable travelling and hotel expenses will be reimbursed by AMERSHAM on receipt of appropriate invoices.

9.       MARKETING

         9.1 The parties shall meet quarterly to review AMERSHAM sales performance for the PRODUCTS and related forecasts, promotional plans and market feedback.

         9.2 AMERSHAM shall provide sales data by country and by PRODUCT group at such review to enable SUPPLIER's local managers to be credited with AMERSHAM sales of the PRODUCTS.

10.      QUALITY AND WARRANTY

         10.1     SUPPLIER warrants as follows:

                  10.1.1 that all PRODUCTS manufactured and supplied under this Agreement shall be of good marketable quality and shall accord with the technical specifications referred to in Schedule 1 or such other specification as has been agreed in writing between the parties in substitution therefore;

                  10.1.2 that prior to delivery all tests and quality control procedures referred to in Schedule 1 or otherwise agreed will have been carried out in relation to each unit of the PRODUCTS with satisfactory results;

                  10.1.3 that all PRODUCTS will be adequately contained, packaged and labelled, will comply with all applicable regulatory requirements and/or codes of practice required for the marketing and distribution of the PRODUCTS and will also comply with any relevant product licence.

         10.2 Without prejudice to AMERSHAM's rights hereunder SUPPLIER will immediately notify AMERSHAM's Quality Controller by rapid means of communication (eg. Facsimile or Telephone) in the event of any circumstance coming to their knowledge which may lead to a claim being made against AMERSHAM, its subsidiaries, affiliates, distributors, agents and their respective employees relating to the PRODUCTS including but not limited to events such as contamination of any PRODUCTS or of any PRODUCTS' failure or difficulties disclosed by the quality control tests carried out on the PRODUCTS or any continued stability testing or of non-AMERSHAM customer complaints relating to the materials comprised in its PRODUCTS or any other aspect thereof, the details of such notification to be confirmed in writing.

         10.3 SUPPLIER will disclose to AMERSHAM particulars of the results of the quality control tests carried out on the PRODUCTS if these particulars are requested by AMERSHAM and will at the request of AMERSHAM permit a duly authorised representative of AMERSHAM to visit the SUPPLIER's site and/or to review the manufacturing, quality control and quality assurance procedures of the SUPPLIER to the extent that the SUPPLIER manufactures the PRODUCTS. In the event that the SUPPLIER does not manufacture PRODUCTS distributed or sold under the terms of this Agreement, SUPPLIER will, on a best efforts basis, assist AMERSHAM to arrange visits to the source manufacturer when requested.

         10.4 Alterations in quality control procedures and technical specifications may be introduced from time to time but SUPPLIER will use its best endeavours to inform AMERSHAM of any changes three (3) months in advance by written notice.

         10.5 On receipt of any claim SUPPLIER will within 30 (thirty) days provide AMERSHAM or its subsidiary, affiliate, distributor, agent or customer with replacement PRODUCTS or parts thereof to the extent necessary to meet SUPPLIER's warranties contained in Clause 3.1 and this Clause 10 or to make good any shortages or non-completed deliveries.

         10.6 SUPPLIER will reimburse AMERSHAM for any reasonable, necessary and documented expenses and losses incurred by AMERSHAM by reason of the withdrawal or recall of the PRODUCTS or any parts thereof from the market on the grounds of safety, health or other hazard. However such expenses shall not include other consequential damages incurred by AMERSHAM's customers.

11.      INDEMNITY

         11.1 Except to the extent AMERSHAM has been negligent in relation to any claims referred to below, SUPPLIER shall indemnify and hold AMERSHAM harmless against and assume the defence of any and all product liability and other claims arising from or relating to the PRODUCTS supplied to AMERSHAM. If AMERSHAM has actual notice that such a claim shall be or has been made against it involving the PRODUCTS, AMERSHAM shall immediately inform SUPPLIER thereof and without prejudice to AMERSHAM's rights may require SUPPLIER and its insurers to conduct the defence of such claim, including possible negotiations for settlement thereof. Such defence and negotiation shall be conducted in such a manner and on such terms as AMERSHAM may specify at its own discretion.

         11.2 SUPPLIER undertakes that to the best of its knowledge the use and/or sale of the PRODUCTS by AMERSHAM does not and will not infringe any patent, registered design, trade mark or other intellectual property right of any third party and agrees to indemnify AMERSHAM in respect of any claims, costs, losses, expenses or damages it may incur as a result of the breach of this undertaking.

         11.3 In the event of an infringement occurring SUPPLIER shall use best efforts either:

                  11.3.1 to procure the right for AMERSHAM to continue to sell the infringing PRODUCTS; or

                  11.3.2 to replace the infringing PRODUCTS with suitable non-infringing PRODUCTS.

12.      CONFIDENTIAL INFORMATION

         12.1 Save as may be required under this Agreement neither party shall disclose or permit to be disclosed to any third party or use any confidential information of the other during this Agreement. For these purposes confidential information shall include, but not be limited to, any specific requirements, improvements or specifications with respect to the PRODUCTS which AMERSHAM may have disclosed to SUPPLIER or any manufacturing procedures, sources of supply, technical know-how with respect to the PRODUCTS which the SUPPLIER may have disclosed to AMERSHAM.

         12.2     The provisions of Clause 12.1 shall not apply to:

                  12.2.1 information which at the time of disclosure is published or otherwise generally available to the public;

                  12.2.2 information which after disclosure by one party is published or becomes generally available to the public;

                  12.2.3 information which was in the possession of one party at the time of disclosure and which was not acquired directly or indirectly from the other;

                  12.2.4 information rightfully acquired by one party from a third party who did not obtain it under pledge of secrecy to the other.

         12.3 The obligations set out above shall survive the termination of this Agreement by five (5) years.

13.      TERM AND TERMINATION

         13.1 This Agreement may be terminated by either party on giving 30 (thirty) days written notice to the other in the event of:

                  13.1.1 a breach of any of its material terms by the other not having been remedied within 60 (sixty) days of receiving written notice to do so;

                  13.1.2 the liquidation or insolvency of or the filing of bankruptcy proceedings by the other except as part of a bona fide scheme for reconstruction or amalgamation;

                  13.1.3   either party ceasing to trade.

         13.2 Such termination shall in all cases be without prejudice to existing rights and obligations of both parties hereto.

14.      FORCE MAJEURE

         14.1 Neither party shall be liable for any failure to fulfil any term or condition of this Agreement if fulfilment has been delayed, hindered or prevented by any event of force majeure including, but not limited to, any strike, lock out or other industrial dispute, acts of the elements, compliance with requirements of any government or international authority, plant breakdown or failure of equipment, inability to gain equipment, fuel, power, materials or transportation, or by any circumstances whatsoever beyond its reasonable control.

         14.2 Promptly following the date any event of force majeure commences the party concerned shall advise the other party in writing of the date and the nature of the event and upon receipt of such notification the operation of the Agreement (except obligations to make payment of invoices due) shall be suspended until the event of force majeure ceases.

         14.3 If an event of force majeure lasts for longer than three (3) months then either party shall have the right to terminate this Agreement upon fourteen (14) days written notice to the other.

15.      NON-ASSIGNMENT

         Neither party to this Agreement shall have the right to assign, transfer, sub-divide or otherwise deal with any obligations or benefit under this Agreement without the written consent of the other save that

         AMERSHAM may at its option-assign the benefit or obligations to any of its wholly owned subsidiaries.

16.      NOTICES

         All notices provided for in this Agreement shall be in writing and shall be deemed validly sent when sent by first class post or air mail postage prepaid or by facsimile transmission (fax), addressed to the respective parties as follows:

         If to AMERSHAM:                      If to SUPPLIER:
         Attention: Company Secretary         Attention: Company Secretary
                                              Calbiochem-Novabiochem
         Amersham International plc           International Inc
         Amersham Place                       10394 Pacific Center Court
         Little Chalfont                      San Diego, CA 92121, USA
         Buckinghamshire
         England HP7 9NA
         Tel: 01494 544000                    Tel: 001 619 450 9600
         Fax: 01494 542266                    Fax: 001 619 450 5522

         with a copy to Nicola Scott.

17.      DISTRIBUTOR STATUS

         For the purpose of carrying out this Agreement AMERSHAM shall act as an independent contractor and not as an agent and shall not bind nor attempt to bind SUPPLIER to any contract.

18.      MISCELLANEOUS

         18.1 The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

         18.2 No changes or modification are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

         18.3 The clause headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement

         18.4 Except where the context otherwise permits or requires, the singular number shall include the plural number and vice versa and the masculine gender shall include either or both of the feminine gender and the neuter gender and vice versa.

         18.5 For the purposes of this Agreement, subsidiary means any subsidiary or holding company of AMERSHAM as defined in
                  Section 736 of the UK Companies Act 1985 (as amended).

         18.6 For the purposes of this Agreement affiliate or affiliated company means any company, partnership, joint venture, or other entity which directly or indirectly controls, is controlled by or is under common control with a party hereto where control shall mean the possession of fifty percent (5O%) or more of the voting stock or the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting rights, by contract or otherwise.

19.      LEGAL CONSTRUCTION

         This Agreement shall be governed by and construed in accordance with Illinois law and all claims, disputes and matters in difference shall be decided by the Illinois Courts to which jurisdiction both parties submit.

IN WITNESS WHEREOF the parties have set their hands the day and year first before written.

Signed for and on behalf of                Signed for and on behalf of
AMERSHAM INTERNATIONAL plc                 CALBIOCHEM-NOVABIOCHEM
                                           INTERNATIONAL INC

Signature /s/ T.J. Nicholls                Signature /s/ Stelios B Popadopoulos
         ---------------------------                ------------------------

Name (capitals)     T.J. NICHOLLS          Name: Stelios B  Popadopoulos
               ---------------------

Position  Commercial Director              Position: Chairman & C.E.O.
         ---------------------------

Date      19/3/96                          Date        3/29/96
    --------------------------------           -----------------------------


GKM/14th March 1996

                                   SCHEDULE 1
                                  The PRODUCTS
                           (referred to in Recital A)


The Products are listed in SUPPLIER's Apoptosis US Catalogue of Products for 1996 which contains the specification to be met by each Product, together with updates supplied to AMERSHAM from time to time.

                                   SCHEDULE 2
                          List of other Representatives
                           (referred to in Clause 1.1)

1. Any company which is a "subsidiary" of the SUPPLIER within the meaning given the term in section 736, UK Companies Act 1985.

2.       The following representatives:

 AUSTRALIA AND NEW               FRANCE                           KOREA                         TAIWAN
 ZEALAND                         FRANCE BIOCHEM                   KORMED CORP.                  CASHMERE SCIENTIFIC CO.
 CALBIOCHEM-NOVABIOCHEM PTY      85 Rue Henri Barbusse            Rm. 500, Jin Building         Immunological Division
 12/17-21 Bowden Street          92190 Meudon                     212-2, Nonhyun-Dong           No 51, 7th Floor, Chiyuen 3rd Road
 P.O. Box 140                    FRANCE                           KangNam-Ku                    Taipei
 Alexandria, NSW 2015            Tel: 331 4626 7870               Seoul 135-010                 TAIWAN 112
 AUSTRALIA                       Fax: 331 4534 2520               KOREA                         Tel: 886 2 541 6188
 Tel: 61 2 318 0322                                               Tel: 82 5 540 4663            Fax: 886 2 562 7894
 Free Call: 1 800 023 956        GERMANY                          Fax: 82 5 544 4539
 Fax: 61 2 319 2440              dianova                                                        UNITED KINGDOM
                                 Klein Fontenay I                 KORAM BIOTECH CORP.           Cambridge BioScience
 AUSTRIA                         20354 Hamburg                    Koram Bldg. 664-31            24-25 Signet Court
 R.U.P. MARGARITELLA Ges.m.b.H.  GERMANY                          Yorksam-Dong                  Newmarket Road
 BIO-TRADE                       Tel: 49 40 450670                Kang Nam-Ku                   Cambridge CB58LA
 Breitenfurter Strasse 480       Fax: 49 40 45067490              Seoul 135-080                 ENGLAND
 1230 Wien-Rodaun                                                 KOREA                         Tel: 44 1223 316855
 AUSTRIA                         CALBIOCHEM-NOVABIOCHEM           Tel: 822 556 0311             Fax: 44 1223 360732
 Tel: 431 889 1819               GMBH                             Fax: 822 556 0828             email: cbio@cix.compulink.co.uk
 Fax: 431 889 181920             Lisztweg 1, D-65812 Bad Soden
                                 P.O. Box 1167, D-65796 Bad Soden NETHERLANDS                   CALBIOCHEM-NOVABIOCHEM
 BENELUX                         GERMANY                          OMNILABO INTERNATIONAL B.V.   (UK) LTD.
 SANBIO BV                       Tel: 49 6196 63955 or 56         Postbus 3939                  Boulevard Industrial Park
 Frontstraat 2A                  Fax: 49 6196 62361               4800 DX BREDA                 Padge Road
 5405 PB Uden                                                     Takkebijsters 62              Beeston
 NETHERLANDS                     ISRAEL                           4817 BL BREDA                 Nottingham NG9 2JR
 Tel: 31 413 251115              MEGAPHARM LTD.                   The NETHERLANDS               UNITED KINGDOM
 Fax: 31 413 266605              19, Hankin Street                Tel: 06 099 77 75 (gratis)    Tel: 44 1159 430 840
                                 P.O. Box 519                          076 5795 795             Fax: 44 1159 430 951
 CANADA                          Hod Ha' Sharon 45105             Fax: 076 5876 236
 CALBIOCHEM-NOVABIOCHEM          ISRAEL                                                         UNITED STATES
 INTERNATIONAL                   Tel: 972 990 4514                SPAIN                         CALBIOCHEM-NOVABIOCHEM
 84 Rogers Street                Fax: 972 990 4514                ITISA                         INTERNATIONAL
 Cambridge, MA 02142                                              Pol Ind Valverde              84 Rogers Street
 U.S.A.                          ITALY                            Anti Crta Burgos, KM 11, 5    Cambridge, MA 02142
 Tel: 1 800 662 2616             INALCO S.P.A.                    28049-Madrid                  U.S.A.
      1 800 854-3437             Divisione Labo                   SPAIN                         Tel: 800 662 2616
      617 577 9333               Via Calabiana 18                 Tel: 34 1 358 9208                 800 854 3417
 Fax: 1 800 828 4871             20139 Milano                     Fax: 34 1 358 9754                 617 577 9333
      617 577 8015               ITALY                                                               619 450 9600
                                 Tel: 39 2 5521 3005              SWEDEN                        Fax: 1 800 828 4871
 DENMARK                         Fax: 39 2 569 4518               LABKEMI AB                         617 577 8015
 BIE & BERNTSEN LTD.             Telex: 332127 INALI              Solkraftsvagen 14C
 Sandbaekvej 7                                                    135 70 Stockholm
 Roedovre DK-2610                JAPAN                            SWEDEN
 DENMARK                         CosmoBio Co Ltd                  Tel: 4631 49 0640
 Tel: 4544 94 88 22              Toyo Ekimae Building             Fax: 4631 47 7890
 Fax: 4544 94 27 09              2 2 20 Toyo, Koto-ku
                                 Tokyo 135                        SWITZERLAND
                                 JAPAN                            JURO SUPPLY AG
                                 Tel: 81 3 5632 9620              Cysatstrasse 23A
                                 Fax: 81 3 5632 9619              P.O. Box 5334
                                                                  CH-6000 Lucerne 5
                                                                  SWITZERLAND
                                                                  Tel: 4141 01 651
                                                                  Fax: 4141 04 564

                                   SCHEDULE 3
                        AMERSHAM's Conditions of Purchase
                           (referred to in Clause 3.5)

                             CONDITIONS OF PURCHASE


I DEFINITIONS

   1.1 The "COMPANY" Shall mean AMERSHAM INTERNATIONAL public limited company.

   1.2 The "SUPPLIER" shall mean the person, firm, company or other organisation to whom the COMPANY's purchase order is issued.

   1.3 The "GOODS" shall mean all items including services covered by the COMPANY's purchase order.

   1.4 The "CONTRACT" shall mean the agreement between the COMPANY and the SUPPLIER consisting of the purchase order, these Conditions of Purchase and any other documents or conditions specified or referred to in the purchase order.

2 GENERAL

All CONTRACTS entered into by the COMPANY are subject to and governed solely by these Conditions which may only be varied by the COMPANY in writing and in any event supply of the GOODS by the SUPPLIER shall constitute acceptance of these Conditions.

3 DESCRIPTION

   3.1 The GOODS shall be fit for the intended purpose of use where made known to the SUPPLIER in writing and of the quality described in, and in accordance in all respects with the terms of, the CONTRACT and any other relevant details drawn to the SUPPLIER's attention prior to the CONTRACT.

   3.2 Unless otherwise agreed in writing the GOODS shall be strictly in accordance with the latest relevant British Standard Specification and/or codes of practice.

   3.3 The SUPPLIER shall ensure that the GOODS comply with all relevant regulatory requirements and/or codes of practice of which it should reasonably be aware including but not limited to those specifically notified to it by the COMPANY in writing as part of the CONTRACT.

4 DELIVERY, RISK AND TITLE

   4.1 The date of delivery shall be that specified in the CONTRACT.

   4.2 Should the GOODS or any part of them not be delivered within the time specified in the CONTRACT the COMPANY shall have the right to terminate the CONTRACT either wholly or to the extent of the SUPPLIER's default.

   4.3 Unless otherwise agreed in writing delivery of the GOODS shall be made by the SUPPLIER at the place and in the manner specified in the CONTRACT.

   4.4 Risk in and title to the GOODS shall pass to the COMPANY on delivery.

   4.5 The COMPANY's order number stated overleaf must be clearly quoted on all despatch documentation.

5 LOSS OR DAMAGE IN TRANSIT

   5.1 The COMPANY shall advise the SUPPLIER of any damage, loss or non-delivery of part of a properly documented consignment of GOODS within seven days of delivery.

   5.2 The SUPPLIER shall forthwith make good free of charge to the COMPANY any loss or damage to the GOODS notified under Condition 5.1.

6 INSPECTION AND REJECTION

   6.1 The COMPANY may inspect the GOODS during a reasonable period after delivery has been made and shall then have the right to reject any GOODS which do not conform with the provisions of Condition 3 by written notification to the SUPPLIER.

   6.2 The COMPANY shall have the right in respect of any GOODS rejected under Condition 6.1 to purchase similar goods elsewhere and return the rejected GOODS at the SUPPLIER's risk and expense but without prejudice to any other right the COMPANY may have against the SUPPLIER.

   6.3 Before exercising its right to purchase elsewhere under Condition 6.2 the COMPANY shall allow the SUPPLIER a reasonable period at its own risk and expense to remove the GOODS rejected by the COMPANY and replace them with GOODS which comply with the provisions of the CONTRACT.

7 PRICE AND PAYMENT

   7.1 The price for the GOODS shall be as specified in the CONTRACT.

   7.2 Unless otherwise stated in the CONTRACT or unless the GOODS are rejected under Condition 6 payment shall be made at the end of the calendar month following the calendar month in which the COMPANY receives the GOODS or the date of the SUPPLIER's invoice whichever is the later.

   7.3 Value Added Tax where applicable shall be shown separately on all invoices.

8 DOCUMENTS AND INFORMATION

   8.1 All specifications, plans, drawings, process information, patterns, designs and other information issued or communicated by the COMPANY to the SUPPLIER in connection with the CONTRACT are confidential and shall not be used by the SUPPLIER except for the purposes of the CONTRACT, nor be copied, reproduced, published or disclosed to any third party without the consent in writing of the COMPANY.

   8.2 Title to all items referred to in Condition 8.1 shall remain with the COMPANY at all times and such items shall be returned to the COMPANY on fulfilment of the CONTRACT.

9 PACKAGING AND LABELLING

   9.1 The SUPPLIER shall be responsible at its own expense for the safe and suitable packaging of the GOODS.

   9.2 The SUPPLIER undertakes to observe the requirements of all relevant United Kingdom and international agreements and regulations relating to the packaging, labelling and carriage of the GOODS.

   9.3 The SUPPLIER shall ensure that all information held by or reasonably available to it regarding any potential hazards known of believed to exist in the transport, handling or use of the GOODS shall be received by the COMPANY in writing prior to delivery of the GOODS.

10 ASSIGNMENT AND SUB-CONTRACTING

   10.1 The CONTRACT shall not be assigned by the SUPPLIER nor sub-contracted either in whole or in part except with the COMPANY's written consent. This shall not be necessary in the case of sub-contracts for materials, or for minor items or for any part of the work so specified in the CONTRACT.

   10.2 The SUPPLIER shall be responsible for all work done or GOODS supplied by any sub-contractor but shall ensure that the COMPANY has the right to approach the sub-contractor direct and to inspect the GOODS at the sub-contractor's premises at all reasonable times.

11 INDEMNITIES

Except to the extent that any claim arises as a result of the negligence of the COMPANY or the manufacture of the GOODS in accordance with a design or instruction furnished by the COMPANY, the SUPPLIER:

   11.1 warrants that the sale and use of the GOODS by the COMPANY does not and will not infringe any patent or other intellectual property rights of any third party and undertakes to indemnify the COMPANY in respect of any loss, expense or damage the COMPANY may incur as a result of a breach of this warranty.

   11.2 undertakes to indemnify the COMPANY in respect of any loss, expense or damage the COMPANY may incur if the use to which the GOODS are put constitutes a breach of any United Kingdom or overseas safety legislation;

   11.3 undertakes to indemnify the COMPANY and hold it harmless against and assume the defence of any product liability and other third party claims resulting from GOODS supplied under the CONTRACT.

12 FORCE MAJEURE

   12.1 Neither party shall be liable for any failure to fulfil any term or condition of the CONTRACT if fulfilment has been delayed, hindered or prevented by circumstances beyond its reasonable control.

   12.2 During any period of force majeure the party affected shall at all times use its reasonable endeavours to minimise the adverse effects on the other party.

   12.3 If an event of force majeure exceeds a reasonable period either party shall have the right to terminate the CONTRACT upon 14 days written notice to the other.

13 INSOLVENCY

It the SUPPLIER becomes bankrupt or makes any arrangement with its creditors or being a company goes into liquidation or has a receiver appointed or any equivalent of these occurrences under foreign law the COMPANY may without compensation forthwith terminate the CONTRACT by notice to the SUPPLIER without prejudice to any other rights or remedies the COMPANY may have.

14 MISCELLANEOUS

   14.1 The failure by the COMPANY to enforce its rights under the CONTRACT at any time shall not be construed as a waiver of any such right.

   14.2 Employees, agents and representatives of the SUPPLIER visiting any of the COMPANY's sites shall be subject to such safety and security regulations as may be in force on that site.

   14.3 The COMPANY shall have the right to set off any amounts owed by it to the SUPPLIER against unpaid invoices due from the SUPPLIER to the COMPANY.

   14.4 In the event of any inconsistency between these Conditions of Purchase and any additional conditions forming part of the CONTRACT the additional conditions shall prevail.

15 GOVERNING LAW

This CONTRACT shall be governed by and construed in accordance with the Laws of England.

                                   SCHEDULE 4
                                     Prices
                           (referred to in Clause 5.1)

Prices for the Products shall be those prices quoted in SUPPLIER's US catalogue for 1996, less the following discounts:-

Kits 50%:         where SUPPLIER achieves a minimum 50% gross margin. If a 50%
                  gross margin is not achieved by the SUPPLIER a specific price will be agreed in writing between the parties for such Kits.

Reagents 33%

Chemicals 20%


                                      -14-